Exhibit 99.1

Pershing Square Tontine Holdings, Ltd. Notes Upcoming

Automatic Unit Separation

New York, September 8, 2020 -// Pershing Square Tontine Holdings, Ltd. (“PSTH” or the “Company”) (NYSE:PSTH.U) announced today that, on Friday, September 11, 2020 (the “Unit Separation Date”), the Company’s PSTH.U Units (the “Units”) will no longer trade, and that the Company’s Class A Common Stock (the “Class A Common Stock”) and the Company’s Distributable Redeemable Warrants (the “Distributable Redeemable Warrants”) which together comprise the Units will commence trading separately. The Class A Common Stock and Distributable Redeemable Warrants will be listed on the New York Stock Exchange and trade with the ticker symbols “PSTH” and “PSTH.WS,” respectively. This is a mandatory and automatic separation, and no action is required by the holders of Units.

Each of the 200,000,000 Units sold in PSTH’s initial public offering consists of one share of Class A Common Stock, one-ninth of a Distributable Redeemable Warrant, and the right to receive a distribution of additional warrants (the “Distributable Tontine Redeemable Warrants”).

In the separation, Unit owners will receive the number of shares of Class A Common Stock underlying their Units, with the right to receive any Distributable Tontine Redeemable Warrants remaining attached to such shares of Class A Common Stock, and the number of Distributable Redeemable Warrants underlying such Units; however, no fractional warrants will be issued.

Any holder of Units whose ownership includes a fractional number of underlying Distributable Redeemable Warrants, will be issued a number of Distributable Redeemable Warrants that is rounded down to the nearest whole number. Accordingly, any owner of Units that does not own a multiple of nine Units will lose some amount of fractional Distributable Redeemable Warrants upon separation.

Purchases of Units that are made after market close on Tuesday, September 8, 2020, may not settle prior to the Unit Separation Date and, accordingly, the number of Distributable Redeemable Warrants issued to such purchasers may not reflect the Distributable Redeemable Warrants underlying such recently purchased Units.

Upon the Company’s consummation of an initial business combination, 44,444,444 Distributable Tontine Redeemable Warrants will be distributed on a pro-rata basis to holders of record of the Class A Common Stock issued in the initial public offering (whether acquired in the initial public offering or afterward) and that the holders thereof have not elected to redeem. Following the separation of the Units, the Class A Common Stock will continue to trade with the right to receive these additional Distributable Tontine Redeemable Warrants, and such right will not be separately tradable.

For more information visit www.PSTontine.com.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd. (the “Company”), a Delaware corporation, is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. The Company is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P. (“PSCM”), a registered investment advisor with more than $11 billion of assets under management.

Media Contact:

Pershing Square Capital Management, L.P.

Fran McGill

212-909-2455

McGill@persq.com

Cautionary Statement Concerning Forward-Looking Statements

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of PSTH, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus. Copies of the prospectus may be obtained, for free by visiting EDGAR on the SEC’s website at www.sec.gov.

Certain statements contained in this press release constitute forward-looking statements. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of PSTH’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. PSTH undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.